EXHIBIT 23 - INDEPENDENT AUDITORS' CONSENT

                          CUMBERLAND TECHNOLOGIES, INC.


     We consent to the incorporation by reference in Registration Statement No. 333-71537 of Cumberland Technologies, Inc. on Form S-8 of our report dated March 25, 2002, appearing in this Annual Report on Form 10-K of Cumberland Technologies, Inc. for the year ended December 31, 2001.



/s/   DELOITTE & TOUCHE LLP
Tampa, Florida

March 29, 2002